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                                    EX-10
                 Exhibit 10.7.2 Ford Supplemental Terms & Cond

                                EXHIBIT 10.7.2

                      SUPPLEMENTAL TERMS AND CONDITIONS

                              FORD MOTOR COMPANY

      This Agreement is made this 12th day of June, 1997 by and between Ford Motor Company, a Delaware corporation with its principal place of business at The American Road, Dearbom, Michigan (hereinafter called "Ford") and Lithia Motors, Inc., an Oregon corporation, with its principal place of business at Medford, Oregon (hereinafter called "Lithia").

      WHEREAS; Lithia is established as a holding company, owning all the shares of Lithia MTLM, Inc. of Medford, OR (LMTLM); and

      WHEREAS; Lithia owns eighty (80%) percent of Lithia Motors TLM, LLC ("LTLM") and LMTLM owns twenty (20%) percent of LTLM; and

      WHEREAS;   LTLM  holds  the  Lincoln  and  Mercury   Sales  and  Service
Agreements ("Agreements") being transferred to Lithia; and

      WHEREAS; Lithia has expressed its interest in changing the current ownership structure, so that a minority ownership of Lithia's shares can be held by the public; and

      WHEREAS; Lithia acknowledges that Ford has the right to approve the purchaser of the member units or assets of LTLM pursuant to the Agreements; and

      WHEREAS; Lithia has expressed an interest in acquiring additional Ford, authorized dealerships primarily in the western United States and Lithia acknowledges that Ford has the right to approve the purchase of the capital stock or assets of each Ford authorized dealership pursuant to the Agreement, as herein defined;

      WHEREAS; Ford is willing to approve the transfer of up to forty-nine (49%) percent of Lithia's voting interest to the public, subject to the terms and conditions of the Agreements and the terms of these Supplemental Terms and Conditions ("Supplemental Terms"); and

      WHEREAS; Ford is willing to approve the transfer by one or more of its authorized dealerships of their Ford, Mercury or Lincoln dealership operations to Lithia, on a case by case basis but subject to the terms and conditions of the Ford, Mercury and/or Lincoln Dealer sales and service Agreements ("Agreement") and the  terms of these  Supplemental  Terms and  conditions  ("Supplemental
Terms");

            NOW, THEREFORE, the parties do agree as follows:

            1. Definitions. For purposes hereof, the following definitions shall apply in addition to those set forth above:

            a. "General Manager" shall mean the person designated by Lithia pursuant to paragraph F (ii) of the Agreement with full day to day management authority and approved by Ford in writing.

            b. "Securities Act" shall mean the Securities Act of 1933, as amended.

            c. "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended.

            d.  "SEC" shall mean the Securities and Exchange Commission.



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            e.  "Dealership"   shall  mean  each  Ford,   Mercury  or  Lincoln
authorized dealership owned or controlled directly or indirectly by Lithia.

            f. "Delegation Certificate" shall be the instrument executed by an authorized officer of Lithia granting, full day to day operational and management control of the Dealership to the General Manager.

            g. "CSI" shall mean the Customer Satisfaction Index used by Ford to measure customer satisfaction in terms of the selling process as well as after sales service, as such may be modified from time to time by Ford.

            2.  Scope.  Lithia has  indicated  that it will seek to acquire or apply for additional Ford authorized dealerships (Ford, Mercury or Lincoln), primarily in markets in the western United States. In order to simplify future discussions and to avoid any misunderstandings, these Supplemental
Terms are intended to apply to those situations where Ford is willing to approve Lithia (or its designated wholly- owned direct or indirect subsidiary) as the purchaser of the capital stock or assets of a Ford authorized dealership (Ford, Mercury or Lincoln) or where it is willing to enter into an Agreement with Lithia with respect to a new dealership location. In each situation where Ford is willing to enter into an Agreement, Lithia will cause the Dealership to execute an Agreement and will cause such Dealership to be bound by these Supplemental Terms.

            3. Sole Ownership. To maintain financial and operational autonomy and accountability, each Dealership will be a separate corporation with the Ford, Mercury and or/Lincoln dealership operation being its sole business, unless otherwise agreed in writing by Ford; provided, however, that, if, at the time of acquisition of any Dealership, such Dealership is not a separate corporation, Lithia will use reasonable efforts to cause the Dealership to be held as a separate corporation as soon as practicable. Each dealership shall be wholly owned by Lithia. Ford, however, does acknowledge that LTLM will be a separate legal entity with the Mercury, Lincoln and Toyota dealership operation being its sole business, and that there shall be no requirement for this to change. Further, Ford acknowledges that LTLM will not initially be wholly owned by Lithia, such issue which is addressed further in these Supplemental Terms and Conditions. As is required of all Ford authorized dealerships, LTLM and all other Dealerships shall continue to submit monthly financial and operating performance data to Ford.

            4. Capitalization. Each Dealership will be separately and fully capitalized to ensure the maintenance of net cash, working capital and operating investment in accordance with Ford guidelines. Other than through dividends permitted by the law of the state of incorporation of each Dealership, the effect of which shall not impair the ability of the Dealership to meet the above mentioned Ford capitalization guidelines, or through arms-length transactions, all cash and other assets generated by each Dealership will remain within the Dealership and none of the assets of any Dealership owned or controlled by Lithia shall be used directly or indirectly to secure the debt or liability of Lithia or any other Dealership or other business owned or controlled by Lithia; provided, however, that nothing herein shall prevent the cross collateralization of capital stock or assets with respect to the obtaining of a single floorplan financing source for all of the Dealerships owned by Lithia. Provided, such actions are consistent with the above undertakings, nothing contained herein shall preclude Lithia from managing cash generated from the Dealership operations in accordance with policies and programs established from time to time by Lithia.

            5.  General   Manager.   Lithia  shall  delegate  in  writing  the
complete day to day management control of each Dealership to the General Manager of such Dealership whose appointment shall be subject to Ford's prior written approval which shall not be unreasonably withheld. The General
Manager shall be designated in paragraph F (ii) of the Agreement and shall have full managerial authority and accountability for operating the Dealership in accordance with the terms of the Agreement and the Supplemental Terms. Each person nominated by Lithia as a General Manager must have substantial, successful retail automotive experience and must meet Ford's high standards for moral and ethical behavior. Upon the appointment of a General Manager, a copy of the Delegation Certificate shall be submitted to Ford. All proposed changes to the Delegation Certificate shall be in writing, submitted to Ford and subject to Ford's prior written approval. Lithia will notify Ford and obtain Fords prior written approval of any proposed change to the General Manager, such approval not to be unreasonably withheld. Lithia shall have the right to appoint an interim General Manager as a temporary replacement for any General Manager who is terminated for cause or who voluntarily resigns, in each case without the prior written approval of Ford. In the event that an interim General Manager is appointed, Lithia shall work with Ford to appoint a permanent General Manager within 90 days after the termination or departure of any current permanent General Manager. In addition to meeting the criteria Ford customarily applies to new dealer candidates, Lithia understands that the General Manager is to be assigned to the Dealership for a sufficient time (being a minimum of 3 years unless otherwise agreed by Ford in writing) to allow the General Manager to develop and maintain ties to the local community evidenced by involvement in community civic and charitable organizations, unless failure with respect to performance of the Dealership warrants otherwise.



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            6.  Compensation  Plans.  Lithia  will  cause  any  Dealership  to provide to its General Manager and other key employees of the Dealership, as deemed appropriate, as part of their compensation, incentive programs that will provide specific financial rewards to the General Manager and such other employees that are payable to them at least annually and are based upon the achievement and maintenance by the Dealership of the long term and short term operating performance objectives.

            7. Performance Criteria. Should any Dealership fail to meet reasonable performance criteria established by Ford relating to such matters as sales performance, CSI and such performance criteria that Ford may reasonably apply to all its authorized dealers, Ford will have the right to implement the following procedure. Ford shall notify Lithia and the General Manager in writing of such failure and shall grant Lithia and the General Manager 90 days to either cure the failure in total or, with respect to sales performance and CSI only, to present to Ford evidence of progress to cure the failure indicating in Ford's reasonable judgment that the failure will be cured within one year of Ford's notice. Should the failure not be cured within the above period, persons delegated with authority from Lithia shall immediately meet with authorized personnel from Ford to arrange for an orderly and expeditious replacement of the General Manager. Should agreement not be reached upon the identity of an appropriate replacement General Manager within 90 days of the end of the cure period, Ford may terminate the Agreement with immediate effect. Requirements that Dealerships consistently meet or exceed Ford's regional average car and truck market share and comparable dealer group average customer.satisfaction ratings, as measured by CSI or other criteria established by Ford, shall be considered reasonable performance requirements. Ford will not unreasonably withhold its consent to the appointment of an appropriate replacement General Manager.

          8. Additional Appointments. During the initial 12 month period after the execution of this Agreement, Lithia shall be allowed to acquire up to two
(2) additional Lincoln Mercury Division  supervised  dealerships and up to three
(3) Ford Division supervised dealerships. The performance (sales performance, CSI and such performance criteria that Ford may reasonably apply to all its authorized dealers) of the Dealerships shall be monitored for a period of twelve
(12) months from the date of the first acquisition of a Ford Division dealership, and if performance at the Dealerships operated by Lithia is deemed to constitute satisfactory performance by Ford, then Lithia shall be allowed to acquire up to one additional Ford Division supervised dealership and one additional Lincoln Mercury supervised dealership. The performance of the Dealerships will subsequently be reviewed for a nine month period (or more, if an additional acquisition is not requested within the nine month period) from the date of any new acquisition, to determine whether satisfactory performance has been achieved and maintained and whether additional acquisitions in the manner outlined above will be approved. Such additional acquisitions shall not exceed one Ford Division supervised dealership and one Lincoln Mercury supervised dealership during any nine month monitoring period, unless such limitation is waived at Ford's sole discretion. In addition, should any Dealership fail to maintain for any 12 month period the level of CSI at substantially the same level that was reported for such Dealership as of the date of its acquisition by Lithia, the Company shall not seek or apply for another Ford authorized dealership until such time as such level of CSI is restored to Ford's reasonable satisfaction. Ford will provide each Dealership a report monthly, summarizing its CSI performance for the preceding month and for the calendar year to date. Unless otherwise agreed by Ford in writing, Lithia shall not seek or apply for a Ford authorized dealership if, once owning such dealership, Lithia would own or control, directly or indirectly, the greater of
(a) 15 Ford  and 15  Lincoln  Mercury  Dealerships  or (b) that  number  of Ford
authorized   dealerships  with  total  retail  sales  of  new  vehicles  in  the immediately preceding calendar year of more than 5% of the total Ford and Lincoln Mercury branded vehicles sold at retail in the United States; provided, however, that in no event shall Lithia seek or apply for a Ford authorized


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dealership  in any market  area,  as  defined  from time to time by Ford for its dealership network, that would result in the Lithia owning or controlling, directly or indirectly, more than one Ford authorized dealership in those market areas having 2 or less Ford authorized dealerships in them, or in Lithia owning or controlling, directly or indirectly, more than 33% of the Ford authorized dealerships in market areas, as defined from time to time by Ford for its dealership network, having more than 3 authorized Ford dealerships in them, it being understood that this provison is intended to apply separately to Ford and to Lincoln Mercury dealerships. Should the above limitations be exceeded and, notwithstanding the above limitations, Lithia seek Ford's approval to acquire an additional authorized dealership, Ford's refusal to approve such an acquisition shall be deemed to be a reasonable action by Ford.

            9.  Identification  of  Lithia  Contact  Official.   Lithia  shall
identify, in the Agreements, the Lithia executive (other than the General Managers of the Dealerships) who will respond directly to any Ford concerns regarding the operation or performance of the Dealerships, which executive will have full authority, in accordance with Lithia management policies, to resolve issues raised by Ford in connection with the operation of the Dealerships.

            10. Issuance of Shares. Lithia agrees that public ownership of Lithia shall not exceed shares representing forty-nine percent (49%) of the total voting control of Lithia. Further Lithia agrees that it shall not make any changes to the voting structure of shares issued, authorize the creation of a preferred class of stock or provide such class of stock voting rights, which would result in a loss of voting control by the Holding Company, without the prior approval of Ford. It is agreed that the voting rights percentage of ownership for the Holding Company in Lithia will be maintained at a percentage of at least fifty-one (51%) percent.

            11. Major Changes. Lithia shall submit to Ford copies of all effective registration statements and final reports, proxies and information statements it files with the SEC pursuant to the Securities Act or the Exchange Act within five (5) business days of filing with the SEC. Lithia, if it becomes aware of or obtains copies of, shall submit to Ford all filings submitted to the SEC by third parties that are required to disclose significant holdings or substantial acquisitions of, or changes in, the ownership of the capital stock of Lithia Holding LLC ("Holding, Company), the holding Company that will hold a majority voting interest in Lithia, including, without limitation, Schedules 13D or 13G provided Lithia becomes aware of or receives copies of such filings. Certain events described in such filings shall give rise to the rights and obligations of the parties described in Attachment A.

            12. Dissolution of LTLM. It is understood by Ford that the establishment of LTLM by Lithia was undertaken to generate maximum tax deferral benefits for Lithia, such benefits which will be fully realized by Lithia by December 31, 1997. At such time, Lithia will dissolve LTLM and Ford will agree to amend the Agreements to reflect LMTLM as the holder of the Agreements with one hundred percent (100%) ownership of LMTLM being held by Lithia. The request for the change will occur by no later than March 31, 1998 and Ford will have sixty (60) days after such request to process the change. It is agreed by Lithia that at such time, LMTLM will then be bound by all the terms and conditions herein that are currently applicable to LTLM.

            13. Exclusive Dealership. Each Dealership shall operate as an exclusively dedicated Ford, Mercury and/or Lincoln dealership, as the case may be, and Lithia will not accept a sales and service agreement with any other automobile manufacturer or importer or allow the merchandising, display, sale or service of new vehicles other than Ford, Mercury or Lincoln vehicles at the facilities and locations approved by Ford and used by any Dealership for the conduct of its business ("Ford Approved Facilities"). It is acknowledged by Ford, however, that LTLM shall operate as a Mercury, Lincoln and Toyota dealership only, and Lithia will not accept a sales and service agreement with any other automobile manufacturer or importer or allow the merchandising, display, sale or service of new vehicles other than those identified above at the facilities and locations approved by Ford and used by LTLM for the conduct of its business. Neither LTLM, nor any other Dealership will merchandise, display or sell new Ford, Mercury or Lincoln vehicles at any unauthorized location including those owned or controlled by Lithia or the Holding Company.



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            14.  Dealership  Name.  The trade name and  corporate  name of all
Dealerships will be subject to Ford's approval and will not include any reference to any non-Ford, Mercury or Lincoln make vehicle.

            15. Prospectus  Disclaimer and  Indemnification and Hold Harmless
Agreement.   Lithia  shall  place  in  its  registration   statement  and  its
prospectus, as well as in any other document offering shares in Lithia to public or private investors, the following disclaimer:

      No  Manufacturer  (as  defined in this  Prospectus)  has been  involved, directly or indirectly, in the preparation of this Prospectus or in the Offering being made hereby. No Manufacturer has made any statements or representations in connection with the Offering or has provided any information or materials that were used in connection with the Offering, and no Manufacturer has any responsibility for the accuracy or completeness of this Prospectus.

            16. Advertising. Lithia recognizes the benefit of local cooperative advertising and has indicated that it will cause LTLM to remain a fully participating member of the local Lincoln and Mercury dealer advertising group (LMDA). Further, Lithia agrees that it will cause any additional Dealership it shall obtain to remain a fully participating member of the LMDA and/or the local Ford dealer advertising group (FDAF), as applicable.

            17.   Auctions.   Used  vehicle   purchases  from  Ford  sponsored
auctions will be governed by a separate "Sponsored Auction Agreement" which will be executed by each Dealership.

            18. Site Control. Any existing agreement covering a Dealership or its assets relating to site control will be assumed by Lithia and shall remain in full force and effect.

            19. Dispute Settlement. Any dispute concerning the Agreement or the Supplemental Terms shall be resolved using the arbitration plan described in paragraph 18 of the Agreements; provided, however, that notwithstanding anything in the Agreement to the contrary, the use of such Plan shall be mandatory and not optional and, provided, further, that no dispute need be brought before the Ford Dealer Policy Board.

            20. Agreement and Supplemental Terms. Lithia confirms that the provisions of these Supplemental Terms are material to its relationship with Ford and that a failure by Lithia to fully comply with any term hereof, after having been given a reasonable opportunity to cure such failure, will constitute good and just cause for Ford, in its discretion, to terminate the Agreement and these Supplemental Terms with immediate effect.

            21. Binding Effect. These Supplemental Terms are intended to modify certain provisions of the Agreement and to be incorporated as a part of the Agreement. Should there be an inconsistency between the terms of these Supplemental Terms and any provision of the Agreement, the terms of these Supplemental Terms shall apply.

            22.  Parent-Subsidiary.  Lithia  shall cause the  Holding  Company
and  each   Dealership   to  carry  out  the   actions   and  to  assume   the
responsibilities provided herein.

      IN WITNESS WHEREOF, Lithia and Ford, through their authorized officers, have set their hands on the day and year above written.

Ford Motor Company                        Lithia Motors, Inc.

By: /s/ Ford Motor Company                By:  /s/ Sidney B. deBoer
    ----------------------------------         --------------------------------
Its                                            Its President-CEO


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                                 Attachment A

      Should (a) any SEC filing disclose that a person, entity or group has a binding agreement to acquire, or has acquired, an amount of voting securities (or other securities convertible into voting securities) of Lithia or the Holding Company that will place 50% or more of the voting securities (or other securities convertible into voting securities) of Lithia or the Holding Company into the hands of a person, entity or group who, at the date hereof, do not directly or indirectly control 50% or more of the voting securities (or other securities convertible into voting securities) of Lithia or the Holding Company or the power through capital stock ownership or by contract to elect or designate the election of 50% or more of the members of the Board of Directors of Lithia or the Holding Company, or (b) should Lithia or the Holding Company through their respective Boards of Directors or through shareholder action propose (i) to enter into an extraordinary and material corporate transaction such as a material merger or consolidation of Lithia or the Holding Company with an enterprise in an industry new to Lithia or the Holding Company or the liquidation of Lithia or the Holding Company, respectively, or (ii) to sell or transfer substantially all the respective assets of Lithia or the Holding Company or (iii) to make a change that, together with other changes made to the respective Boards of Directors of Lithia or the Holding Company within the preceding year would result in a change of more than 50% of the composition of either Board of Directors, Lithia shall provide 30 days prior written notice of such intended or proposed action to Ford. If any such action is believed by Ford in its reasonable judgment to have a material and adverse effect on its reputation or image in the market place, with respect to the actions described in (b) or materially incompatible with Ford's interests with respect to the actions described in (a) Ford shall give Lithia written notice to such effect within 30 days of Lithia's prior notice to Ford. In such event, within 90 days of Ford's notice, Lithia shall sell or cause to be sold one or more of the Dealerships, as specified in the notice, to Ford or its designee at fair market value, determined in accordance with Annex 1 or provide evidence to Ford that the proposed action which gave rise to the issuance of Ford's notice will not take place. Should Lithia enter into an agreement to transfer the assets or capital stock of any Dealership to a third party, Ford's right of first refusal provided in paragraph 24 (b) of the Agreement shall apply.


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                                     ANNEX

      The Fair Market Value shall be determined as follows:

      (a) Within 10 days after Ford has given notice to Lithia of its intention to cause Lithia to sell one or more Dealerships (herein called the "Valuation Date"), Ford and Lithia each shall designate a nationally recognized investment banking firm ("Investment Banker"). If either Ford or Lithia shall fail to designate an Investment Banker within such 10-day period, the Investment Banker designated by the other party shall determine the Fair Market Value, and such determination shall be binding on the parties.

      (b) Within 30 days after the Valuation Date, each Investment Banker shall submit to Ford and Lithia its written determination of the Fair Market Value of the Dealership or group of Dealerships. If only one Investment Banker submits a written determination within such 30-day period, the Fair Market Value shall be deemed to be the value stated in such determination.

      (c) If the two values established by the first two Investment Bankers are within ten percent (10%) of one another (as measured from the lower value), the average of the two values shall be deemed to be the Fair Market Value. If the two values established by the Investment Bankers differ by more than ten percent (10%) (measured from the lower value), the first two Investment Bankers shall, within 10 days of the Valuation Date, jointly select a third Investment Banker meeting the criteria specified in paragraph
(a) who shall submit to Ford and Lithia a written determination of the Fair Market Value of the Dealership or group of Dealerships within 30 days of its appointment. If the first two Investment Bankers fail to appoint the third Investment Banker within the period specified, such appointment shall be made by the American Arbitration Association. The average of the two valuations that are closer in value shall be deemed to be the Fair Market Value of the Dealerships or group of Dealerships.

      (d) Ford and Lithia each shall bear the expense of the Investment Banker hired by it and shall share equally in the expense of the third Investment Banker.

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